AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT is made effective as of the 16th day of December, 2020

BETWEEN:

FLORA GROWTH CORP., a corporation existing under the laws of the Province of Ontario and having an office at 65 Queen Street West, Suite 900,
Toronto, Ontario, M5H 2M5

(hereinafter called the “Company”)
                               OF THE FIRST PART
AND:

LUIS MERCHAN, an individual with an address of 901 Washington Ave. 1B, Brooklyn, NY 11225.

(hereinafter called the “Consultant”)

OF THE SECOND PART

WHEREAS the Company and the Consultant entered into an independent contractor agreement dated for reference the 15th day of June, 2020 (the “Agreement”);

AND WHEREAS the parties are desirous of amending certain terms of the Agreement;

THEREFORE, effective on the date hereof, the Agreement is amended as follows:

1.	The first sentence of the first paragraph of the Agreement is hereby replaced in its entirely with the following:

The Consultant shall provide consulting services to the Company in the capacity of President and Chief Executive Officer of the Company.

2.	Paragraph 15 of the Agreement is hereby replaced in its entirely with the following:

The Company may terminate this Agreement without cause by making a lump sum payment to the Consultant that is equivalent to 12 months’ Base Fees payable to the Consultant within thirty (30) days of the termination date.

3.	All other terms and conditions of the Agreement are hereby reaffirmed.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF this amendment has been executed as of the day, month and year first above written.

FLORA GROWTH CORP.

/s/Damian Lopez
Authorized Signing Officer

WITNESS	LUIS MERCHAN

/s/Aaron Atin	/s/Luis Merchan
Aaron Atin	Luis Merchan

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